SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - July 22, 1996

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut                         0-13300             06-0384680
(State or other                    (Commission     (IRS Employer
jurisdiction of incorporation)    File Number)   Identification No.)

One State Street, Hartford, Connecticut        06102
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code - (203-722-1866)




Item 5.  Other Events

On July 22, 1996, The Hartford Steam Boiler Inspection and Insurance Company (the Company) issued a press release announcing the election of Richard H. Booth as a director of the Company. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99. The Company's press release dated July 22, 1996 related to the election of Richard H. Booth as a director of the Company.



























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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      						THE HARTFORD STEAM BOILER
						                                      INSPECTION AND INSURANCE COMPANY



Dated:  July 23, 1996			                    /s/ R. Kevin Price
						                                      R. Kevin Price
					                                      	Senior Vice President and Corporate
                                      						Secretary



























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